Exhibit 21.1
                             Subsidiaries of Issuer

Universal Power Group Inc. ("UPG"), a Texas corporation, previously wholly-owned by Zunicom, Inc. As described in more detail in ITEM 1, On December 27, 2006 our formerly  wholly-owned  and consolidated  subsidiary,  UPG completed its initial public offering, or IPO. Zunicom currently owns 41.0% of UPG's common stock.

AlphaNet  Hospitality  Systems,  Inc.  ("AlphaNet"),   a  Delaware  corporation,
wholly-owned by Zunicom, Inc.

                                     21.1-1